SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

(  )  Preliminary Proxy Statement   (  ) Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
(X)   Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       INTELIDATA TECHNOLOGIES CORPORATION
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)   No fee required.

(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

(  )  Fee paid previously with preliminary materials:

(  )  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule, or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                                                     August 6, 1999


Dear Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders of InteliData Technologies Corporation to be held on Thursday, September 9, 1999 at 9:00 a.m. at the Sheraton Reston Hotel located at 11810 Sunrise Valley Drive, Reston, Virginia 20191. Enclosed are a proxy statement and a form of proxy.

         At this meeting we will ask the Stockholders: (i) to elect one Class II Director and two Class III Directors; (ii) to approve an amendment to the Company's 1996 Incentive Plan reserving an additional 900,000 shares of the Company's Common Stock for issuance thereunder; and (iii) to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999.

         We value your participation by voting your shares on matters that come before the meeting. Please follow the instructions on the enclosed proxy to ensure representation of your shares at the meeting.

                                                     Sincerely,



                                                     William F. Gorog
                                                     Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 9, 1999

TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of InteliData Technologies Corporation (the "Company") will be held on Thursday, September 9, 1999 at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191 at 9:00 a.m. local time, for the following purposes:

1. To elect one Class II member and two Class III members of the Board of Directors (Proposal 1);

2. To approve an amendment to the Company's 1996 Incentive Plan reserving an additional 900,000 shares of the Company's Common Stock for issuance thereunder (Proposal 2);

3. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1999 (Proposal 3); and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record of the Company's Common Stock at the close of business on July 29, 1999, the record date fixed by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting.

                                             By Order of the Board of Directors,


                                             Albert N. Wergley
                                             Vice President and Secretary

Reston, Virginia
August 6, 1999

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                       INTELIDATA TECHNOLOGIES CORPORATION
                      11600 Sunrise Valley Drive, Suite 100
                             Reston, Virginia 20191

                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                          to be held September 9, 1999


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of InteliData Technologies Corporation ("InteliData" or the "Company") of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191, at 9:00 a.m. on Thursday, September 9, 1999, and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the meeting and voting in person, or by giving notice of revocation to the Company's Secretary.

         The Annual Meeting has been called for the following purposes: (1) to elect one Class II member and two Class III members of the Board of Directors;
(2) to approve an amendment to the Company's 1996 Incentive Plan reserving an additional 900,000 shares of the Company's Common Stock for issuance thereunder;
(3) to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors to audit the financial statements of the Company for fiscal year 1999; and (4) to transact such other business as may properly come before the meeting or any adjournment thereof. Only holders of record of the Company's Common Stock at the close of business on July 29, 1999, the record date fixed by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting. This proxy statement and the attached form of proxy are first being sent or given to stockholders on or about August 6, 1999.

         If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. Executed but unmarked proxies will be voted FOR the election of the Company's two nominees to the Board of Directors, FOR the approval of the amendment to the Company's 1996 Incentive Plan, and FOR the ratification of Deloitte & Touche LLP as the Company's auditors.

         The Company's capital stock consists of a single class of Common Stock, par value $0.001 per share, of which 33,003,551 shares were outstanding and entitled to vote at the close of business on July 29, 1999.

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Annual Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

         A copy of the annual report to stockholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement, but does not constitute a part hereof. The Company is required to file an annual report on Form 10-K for its 1998 fiscal year with the Securities and Exchange Commission ("SEC"). Stockholders may obtain, free of charge, a copy of the Form 10-K by writing:
InteliData Technologies Corporation, 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191, Attention: Investor Relations.

         On November 7, 1996, US Order, Inc. ("US Order") and Colonial Data Technologies Corp. ("Colonial Data") merged into InteliData (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of August 5, 1996 (the "Merger Agreement"). In the Merger, each common stockholder of US Order or of Colonial Data received one share of the Company's common stock for each share of US Order or Colonial Data common stock held. The Company also assumed certain of US Order's and Colonial Data's employee benefit and stock incentive plans. Where information is provided as of a date or period prior to November 7, 1996, such information is provided with respect to US Order or Colonial Data, as appropriate.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of July 29, 1999, regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table (the "Named Executive Officers") set forth in this Proxy Statement, and (iv) all current directors and executive officers of the Company as a group. The information on beneficial ownership in the table and the footnotes thereto is based upon the Company's records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to the Company by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown. Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or to direct the voting of securities, and investment power is the power to dispose of or to direct the disposition of securities. Securities as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules of the SEC.

                            OWNERSHIP OF COMMON STOCK

                                                                  Beneficial Ownership
                                                             ------------------------------
                                                             Number of
         Name of Stockholder                                  Shares                Percent
         -------------------                                 ---------              -------
         WorldCorp, Inc.                                       8,234,273  <F1>        24.9%
                13873 Park Center Road
                Suite 490
                Herndon, Virginia 22071

         Morgan Stanley, Dean Witter & Co.                     3,039,223  <F2>         9.2%
                1585 Broadway
                New York, New York  10036

         John H. Timmis
                28 Hawley Road
                North Salem, NY  10560                         2,007,000  <F3>         6.1%

         William F. Gorog                                        764,442  <F4>         2.3%

         Alfred S. Dominick, Jr.                                 380,877  <F5>         1.2%

         John C. Backus, Jr.                                     139,909  <F6>           *

         Albert N. Wergley                                        36,554  <F7>           *

         Patrick F. Graham                                        35,000  <F8>           *

         L. William Seidman                                       28,000  <F9>           *

         Mark L. Baird                                            24,038  <F10>          *

         Joseph P. Payne                                          24,010  <F11>          *

         John J. McDonnell, Jr.                                    6,000  <F12>          *

         Norman J. Tice                                            6,000                 *

         Directors and Executive Officers
            as a Group (9 persons)                             1,438,830  <F13>        4.3%

---------------
(1) On February 12, 1999, WorldCorp, Inc. filed a Voluntary Petition and a proposed plan of reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware.

(2) As reported in the Schedule 13G/A filed with the SEC with information as of February 10, 1999, includes shares held in accounts managed by Morgan Stanley Dean Witter Investment Management Limited, a wholly owned subsidiary of Morgan Stanley, Dean Witter & Co.

(3) As reported in the Schedule 13G/A filed with the SEC with information as of February 16, 1999.

(4) Includes 149,999 shares of Common Stock issuable upon the exercise of options and 35,000 shares held by Mr. Gorog's wife. Does not include 10,000 shares held by a foundation trust for which Mr. Gorog is trustee. Mr. Gorog disclaims beneficial ownership of such shares held by his wife and by the trust.

(5)   Includes  66,667  shares  of  Common  Stock  issuable upon the exercise of
      options  and  1,000  shares  held by  Mr. Dominick's  son.   Mr.  Dominick
      disclaims beneficial ownership of shares held by his son.

(6) Includes 100,000 shares of Common Stock issuable upon the exercise of options.

(7) Includes 26,554 shares of Common Stock issuable upon the exercise of options.

(8) Includes 34,500 shares of Common Stock issuable upon the exercise of options.

(9) Includes 12,000 shares of Common Stock issuable upon the exercise of options.

(10) Includes 13,100 shares of Common Stock issuable upon the exercise of options.

(11) Includes 11,813 shares of Common Stock issuable upon the exercise of options.

(12) Includes 6,000 shares of Common Stock issuable upon the exercise of options.

(13) Includes 420,633 shares of Common Stock issuable upon the exercise of options.

  *   Less than 1%.


                              ELECTION OF DIRECTORS
                                  (Proposal 1)

         The  Company's  Amended  and  Restated   Certificate  of  Incorporation
provides that the Board of Directors be divided into three classes as nearly equal in number as possible. The term of Class I directors expires in 2000, the term of Class II directors expires in 2001, and the term of Class III directors expires in 1999. The Class II Director elected at the Annual Meeting will hold office for a two-year term expiring in 2001 and the Class III Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2002, or until their successors are elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below. The Board of Directors has recommended one nominee for a new two-year term in Class II and two nominees for a new three-year term in Class III. No arrangement or understanding exists with respect to the manner in which the Board, at its discretion, may fill any remaining vacancy being created or any other vacancies that may occur during the year. Unless authority so to vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the three nominees named below. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board of Directors. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.

Nominee for Election as Director for Term Expiring in 2001

         Norman J. Tice, age 64, is Chairman Emeritus of the Board of Directors of MasterCard International, Inc. Global, a brand and payment systems company, since June, 1996, prior to which he served as Chairman from 1994 to 1996 and a member of the Board since 1984. He is also Chairman of the Board of Blue Cross and Blue Shield of Missouri, a health insurer, since 1990, with a break in service from 1994 to 1996. He serves on the Board of Directors of RightCHOICE Managed Care, Inc., a managed care company. Mr. Tice has over 40 years experience in banking as an executive with Boatmen's Bank of St. Louis, City Bank of St. Louis, Charter Bank, N.A. of St. Louis, and Boatmen's Bancshares, Inc. From 1985 until his retirement in 1996, Mr. Tice's positions included service as chairman and chief executive officer of

Boatmen's Credit Card Bank, chairman and chief executive officer of Boatmen's Community Development Corporation, and executive vice president of Boatmen's Bank of St. Louis.

Nominees for Election as Directors for Terms Expiring in 2002

         Alfred S. Dominick, Jr., age 53, has served as the President and Chief Executive Officer of the Company since August 1998. Prior to joining InteliData, Mr. Dominick had served as president of the Retail Products Delivery Group at M&I Data Services. Prior to joining M&I Data Services in July 1995, he was Executive Vice President of Retail Banking and a member of the Executive Committee for Boatmen's Bancshares Corporation for three years. From 1990 to 1992, Mr. Dominick was an Executive Vice President with Bank One Texas. Prior to joining Bank One Texas, Mr. Dominick was a Senior Vice President with Fleet National Bank. Mr. Dominick currently serves as a director of Home Financial Network, Inc. and FB BanCorp.

         Patrick F. Graham, age 59, has served as a director of the Company since 1996 and was a director of US Order from 1993 until the Merger. Since July 1999, he has been the Director of the Global Strategy Practice of A.T. Kearney, Inc., a management consulting firm. From 1997 until June 1999, he served as chief executive officer of WorldCorp, Inc. On February 12, 1999, WorldCorp, Inc. filed a Voluntary Petition and a proposed plan of reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. He was previously a director of Bain & Company, Inc., a management consulting firm co-founded by Mr. Graham in 1973. In addition to his primary responsibilities with Bain clients, he served as Bain's vice chairman and chief financial officer. Prior to founding Bain, Mr. Graham was a group vice president with the Boston Consulting Group.

Directors Continuing in Office in the Class of 2000

         William F. Gorog, age 73, has served as Chairman and director of the Company since November 1996. Mr. Gorog had served as Chairman of US Order from May 1990 to November 1996. From October 1987 until founding US Order in May 1990, he served as chairman of the board of Arbor International, an investment management firm. From 1982 to 1987, he served as president and chief executive officer of the Magazine Publishers of America, an association representing the principal consumer publications in the United States. During the Ford Administration, Mr. Gorog served as deputy assistant to the President for Economic Affairs and Executive Director of the Council on International Economic Policy. Prior to that time, he founded and served as chief executive officer of DataCorp., which developed the Lexis and Nexis information systems for legal and media research and which was subsequently sold to the Mead Corporation. He currently serves as a director of WorldCorp, Inc. On February 12, 1999, WorldCorp, Inc. filed a Voluntary Petition and a proposed plan of reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware.

         L. William Seidman, age 78, has served as a director of the Company since 1997. He is the publisher of Bank Director magazine and chief commentator on CNBC-TV. He served on the board of US Order from 1995 until the Merger. Mr. Seidman served from 1985 to 1991 as the chairman of the Federal Deposit Insurance Corporation ("FDIC") and from 1989 to 1991 also served as the first Chairman of the Resolution Trust Corporation. Before joining the FDIC,

Mr. Seidman served as Dean of the College of Business at Arizona State University. From 1977 to 1982 he was vice-chairman and chief financial officer of Phelps Dodge Corporation. Mr. Seidman has also served as managing partner of Seidman & Seidman, Certified Public Accountants (now BDO Seidman), and as Assistant to the President for Economic Affairs during the Ford Administration. Mr. Seidman presently serves as a director of Fiserv, Inc., a data processing company, Clark/Bardes Holdings, Inc., a services company providing insurance-financed benefits programs, and quepasa.com, inc., an internet online service provider.

Directors Continuing in Office in the Class of 2001

         John J. McDonnell, Jr., age 61, has served as a director of the Company since 1997. Since 1990, he has served as President, Chief Executive Officer, and a director of Transaction Network Services, Inc., a provider of data communications services for transaction oriented applications. From 1987 to 1989, Mr. McDonnell served as president and chief executive officer of Digital Radio Networks, Inc., a local access bypass carrier for point-of-sale transactions. Mr. McDonnell has previously served as group vice president for the information technologies and telecommunications group of the Electronic Industries Association; vice president, international operations and vice president, sales, for Tymnet, Inc. with responsibility for both private network sales and public network services; and director of technology and telecommunications for the National Commission on Electronic Funds Transfer. Mr. McDonnell was one of the founding members of the Electronics Funds Transfer Association and serves on its board. Mr. McDonnell is also a director of Credit Management Solutions, Inc., a software development company.

Board of Directors and Committees

         The Company's Board of Directors held four regular meetings and two telephonic meetings during fiscal year 1998. Each incumbent director attended at least 75 percent of the meetings held during fiscal year 1998 by the Board and each committee of the Board of which he was a member. The Company's Board of Directors has a Compensation Committee and an Audit Committee.

         The Compensation Committee (consisting of Messrs. Graham and McDonnell) reviews and recommends to the Board appropriate action with respect to the compensation of and benefits granted to officers and other key employees of the Company and administers the Company's 1996 Incentive Plan. The Compensation Committee held four meetings during fiscal year 1998.

         The Audit Committee (currently consisting of Mr. McDonnell and one vacancy to be filled) nominates the Company's independent auditors, reviews related party transactions for conflicts of interest, reviews with the Company's independent auditors matters relating to the scope and plan of the audit, the adequacy of internal controls, and the preparation of the Company's financial statements, reports and makes recommendations to the Board with respect thereto. The Audit Committee did not hold any separate meetings during fiscal year 1998 as the audit issues were addressed in the context of regular Board meetings.

         The Company does not have a nominating committee.

Compensation of Directors

         Directors of the Company who are not also executive officers of the Company or of an affiliate of the Company ("Non-Affiliate Directors") receive a quarterly payment of $1,250 and $500 for each Board meeting attended, excluding telephonic meetings. They are also reimbursed for usual and ordinary expenses of meeting attendance. Under the Non-Employee Directors' Stock Option Plan (the "Directors' Plan") each Non-Affiliate Director is offered options to purchase 6,000 shares of Common Stock following the Company's Annual Meeting of Stockholders. The exercise price for any option grants under the Directors' Plan will be the average closing price of the Common Stock during the 30 trading days immediately preceding the date of grant. Options granted under the Directors' Plan vest in 12 equal monthly installments during the Non-Affiliate Director's continued service on the Board. The option price may be paid in cash, by surrendering shares of Common Stock or by a combination of cash and Common Stock. All options expire ten years after their grant. Up to 200,000 shares of Common Stock may be issued under the Directors' Plan, subject to certain adjustments.


                      AMENDMENT TO THE 1996 INCENTIVE PLAN
                     RESERVING AN ADDITIONAL 900,000 SHARES
                          OF THE COMPANY'S COMMON STOCK
                                  (Proposal 2)

         The stockholders are being asked to approve an amendment to the Company's 1996 Incentive Plan (the "1996 Plan") reserving an additional 900,000 shares of the Company's Common Stock for issuance thereunder. The Board of Directors believes that this amendment to the 1996 Plan is important to the continued functioning of the 1996 Plan, which has proved an effective means of recruiting, motivating and retaining the most qualified employees. In the past several years, the labor markets in which the Company operates have become increasingly more competitive, and recruiting and retaining the highly skilled employees the Company needs has become increasingly difficult. As a result, the Board believes that the proposed increase in the number of shares of Common
Stock issuable under the 1996 Plan is necessary to allow grants of new options to employees whose present options are becoming fully vested, to recruit new employees and to increase existing employees' current equity stakes in the Company. For a description of the 1996 Plan, see "Description of the 1996 Plan" below.

         As of the Record Date, and without giving effect to this Proposal 2, 1,500,000 shares have been reserved for issuance under the 1996 Plan, of which 212,689 have been issued pursuant to option exercises or stock awards, 1,245,458 are subject to outstanding options, and 41,853 are available for grant. Proposal 2 was adopted by the Board of Directors on July 12, 1999 subject to stockholder approval.

         As of the Record Date, there were 1,537,960 shares of Common Stock subject to outstanding but unexercised options under the Company's other stock option plans.

Brief Summary of the Amendment to the 1996 Plan

         The 1996 Plan currently authorizes the issuance of up to 1,500,000 shares of Common Stock of the Company. On July 12, 1999, the Board of Directors approved an amendment to the 1996 Plan increasing the number of shares reserved for issuance under the plan by 900,000 to 2,400,000. Due to prior grants of stock options, stock appreciation rights ("SARs") and stock awards, as of the Record Date, only 41,853 shares remained available for issuance under the 1996 Plan.

Purpose of the 1996 Plan

         The Board of Directors strongly recommends that the stockholders approve the amendment to the 1996 Plan. The Board believes that grants of stock options, SARs, incentive awards and stock awards are extremely important to the Company's overall compensation package. The 1996 Plan allows the Company to recruit and retain the most qualified employees by enabling employees to participate in the future success of the Company and to align their interests with those of the Company and its stockholders.

Description of the 1996 Plan

         The 1996 Plan currently authorizes the issuance of up to 1,500,000 shares of Common Stock and, as amended, will authorize the issuance of up to 2,400,000 shares. The 1996 Plan is administered by the Compensation Committee of the Board of Directors or any delegate thereof (the "Administrator"). Executive officers (including the Named Executive Officers) and all other employees of the Company are eligible to participate in the 1996 Plan. As of July 29, 1999, the Company had 59 full-time employees and 2 part-time employees. The Board of Directors cannot make any grants of stock options, SARs, stock awards or incentive awards after November 7, 2006.

         The Board of Directors may amend the 1996 Plan as it deems advisable; provided, however, that no amendment may become effective until stockholder approval is obtained if (i) the amendment increases the aggregate number of shares issuable under the 1996 Plan, (ii) the amendment changes the class of individuals eligible to participate, or (iii) the amendment materially increases the benefits provided under the 1996 Plan.

         Stock Options. Options to purchase shares of Common Stock granted under the 1996 Plan may be incentive stock options that qualify for favorable income tax treatment or nonstatutory stock options. The purchase price of Common Stock covered by an option may not be less than 85% of the fair market value of the Common Stock on the date of the option grant, except that in the case of an incentive stock option the purchase price may not be less than 100% (or, in the case of an incentive stock option granted to a 10% stockholder, 110%). The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1996 Plan or any other similar plan maintained by the Company is limited to $100,000.

         Options may be exercised only at such times as may be specified by the Administrator in the optionee's stock option agreement. Generally, an incentive stock option shall not be exercisable after ten years (or, in the case of an incentive stock option granted to a 10% stockholder, five years) from the date on which the incentive stock option was granted.

         Generally, options are not transferable, except upon the death of the option holder. An option agreement may provide, however, that options that are not incentive stock options are transferable to certain family members of the optionee.

         Payment of the exercise price of an option must be in cash or a cash equivalent acceptable to the Administrator, unless the option agreement allows the optionee to pay by means of surrendering shares of Common Stock. If Common Stock is used to pay all or a part of the exercise price, the sum of the cash or cash equivalent and the fair market value of the surrendered Common Stock must not be less than the exercise price of the shares for which the option is being exercised. Subject to the option agreement, it is also possible for an optionee to pay the exercise price in installments.

         Optionees do not have rights as stockholders until they exercise their options.

         Stock Appreciation Rights. The Administrator may award SARs to any eligible employee and shall specify the number of shares of Common Stock covered by such SARs. Subject to the Administrator's discretion, a SAR may be granted with a stock option and be exercisable only upon exercise of the related stock option (as such, a "Corresponding SAR"), or a SAR may be granted and exercised independent of any stock option. In any calendar year, no employee may be granted SARs covering more than 250,000 shares, except that any stock options granted with Corresponding SARs shall be treated as a single award. Furthermore, no employee may be granted Corresponding SARs (under all Company incentive stock option plans) that are related to incentive stock options first exercisable in any calendar year for Common Stock having an aggregate fair market value exceeding $100,000.

         SARs may be exercised only at such times as may be specified by the Administrator; provided, however, that no SAR shall be exercisable after ten years (or, in the case of a Corresponding SAR that is related to an incentive stock option granted to a 10% stockholder, five years) from the date on which the corresponding option was granted. Furthermore, a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related option is exercisable and only when the fair market value of the Common Stock for which the stock option is exercisable exceeds the exercise price of the related option.

         Generally, the same restrictions on transfer that apply to stock options also apply to SARs. A holder of a SAR has no rights as a stockholder of the Company.

         Stock Awards. The Administrator may designate certain employees as recipients of awards of Common Stock and specify the number of shares of Common Stock covered by such awards; provided, however, that no employee may receive stock awards in any calendar year covering more than 60,000 shares. The Administrator may include provisions in a stock award agreement making the vesting and transferability of the stock award contingent upon the attainment of certain performance objectives. The Administrator may define such performance objectives to include objectives based on the Company's, an affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or fair market value.

         Prior to forfeiture and while the shares of Common Stock granted pursuant to a stock award may be forfeited or are transferable, a stock award bestows the rights of a stockholder on the holder thereof provided that (i) the grantee does not transfer or otherwise dispose of the shares of the Common Stock granted pursuant to the stock award, (ii) the Company retains custody of the stock certificates and (iii) the grantee of the stock award delivers a stock power to the Company.

         Incentive Awards. The Administrator may designate certain employees to receive incentive awards; provided, however, no employee may receive an incentive award that exceeds the lesser of (i) 75% of the employee's base salary or (ii) $350,000. The Administrator makes each incentive award contingent upon the attainment of certain performance objectives of the Company over a period of at least one year and may condition an incentive award on an employee's attainment of certain individual goals. Such terms and conditions shall prescribe that the incentive award shall be earned only to the extent that the Company, an affiliate or an operating unit, during a performance period of at least one year, achieves objectives based on the Company's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or fair market value. Generally, incentive awards are not transferable other than upon death. An incentive award agreement may provide, however, that an incentive award is transferable to certain family members. The receipt of an incentive award does not bestow the rights of a stockholder on the grantee.

         Adjustments. The Compensation Committee shall adjust (i) the maximum number of shares of Common Stock as to which stock options, SARs and stock awards may be granted, (ii) the terms of outstanding stock options, SARs and stock awards, and (iii) the individual limitations on the number of shares of Common Stock for which stock options, SARs and stock awards may be granted, in the event that (a) there is a stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock, (b) the Company engages in a transaction governed by Section 424 of the Internal Revenue Code, or (c) the Compensation Committee believes an adjustment is necessary as the result of a certain event.

Federal Income Tax Consequences.

         Generally federal income tax liability is not incurred when an employee is granted a nonstatutory stock option or an incentive stock option or when the employee is granted a stock award comprised of restricted stock. An employee will be subject to federal income tax on the award of restricted stock when the restrictions imposed lapse or the stock becomes transferable, unless the employee makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant, with the result that any future appreciation (or depreciation) in the value of the stock subject to the grant will be treated as capital gain (or loss) at the time the stock is sold. An employee who is eligible to receive a stock award contingent upon attainment of certain stock performance goals will not incur federal income tax until such stock award is received.

         Upon exercise of a nonstatutory stock option or a SAR, an employee generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the purchase price. An employee who has received shares of restricted stock pursuant to a stock award, and has not made a Section 83(b) election, will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or the stock becomes transferable. An employee who receives shares of Common Stock pursuant to a stock award that is contingent upon the attainment of certain performance goals will include in his gross income as compensation income an amount equal to the fair market value of the shares of Common Stock on the date of transfer to the employee. The compensation income recognized by the employee will be subject to income tax withholding by the Company.

         When an employee exercises an incentive stock option, he generally will not recognize income subject to tax, unless the employee is subject to the alternative minimum tax.

         If permitted by the applicable stock option agreement, an employee may deliver shares of Common Stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods for the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock acquired upon the exercise of incentive stock options.

         Assuming that the recipient's compensation is otherwise reasonable and that the statutory limitations on compensation deductions by publicly held companies (as discussed below) imposed by Section 162(m) of the Internal Revenue Code do not apply, the Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of a stock option, SAR, stock award or incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonstatutory options and SARs and upon the lapsing of restrictions or the attainment of performance goals related to certain stock awards. Section 162(m) imposes a $1 million limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of each of its chief executive officer and its four most highly paid executive officers other than the chief executive officer. An exception is provided for certain performance-based compensation if statutory provisions pertaining to stockholder approval (and related disclosure) and plan administration are satisfied. The provisions of the 1996 Plan, will satisfy these statutory provisions with respect to nonstatutory stock options and SARs so that compensation income recognized upon the exercise of a nonstatutory option or a stock appreciation right will be performance-based.

         No deduction to the company is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise before the expiration of the holding period for incentive stock option stock, subject to the limitations of Section 162(m).

         This summary of federal income tax consequences of nonstatutory stock options, incentive stock options, SARs, restricted stock and incentive stock does not purport to be complete. There may also be state and local income taxes applicable to these items.

New Plan Benefits

         The 941,853 shares of Common Stock that, after giving effect to the amendment, will be available for issuance under the 1996 Plan will be used for future awards. All such future awards are subject to the discretion of the Administrator and, therefore, are not determinable at this time.

Common Stock Price

         On July 29, 1999, the closing market price of the Company's Common Stock on the Nasdaq National Market was $3.375.

Vote Required

         Directors who are employees of the Company may benefit from adoption of this amendment, and to that extent may have a conflict of interest in recommending the amendment. Because approval of this proposal requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

            The Board of Directors recommends a vote "FOR" Proposal 2


                            RATIFICATION OF AUDITORS
                                  (Proposal 3)

         Action is to be taken at the Annual Meeting with respect to the ratification of independent auditors, who were selected by the Board of Directors, to audit the financial statements of the Company for fiscal year 1999. Unless otherwise directed therein, proxies received pursuant to this solicitation will be voted for the ratification of Deloitte & Touche LLP, who served as the Company's auditors for fiscal year 1998. Although the ratification of independent auditors is not required to be submitted to a vote of the stockholders, the Board of Directors believes that such ratification is a matter on which the stockholders should express their opinion. Deloitte & Touche LLP has advised the Company that no member of its firm has any direct or indirect material financial interest in the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the stockholders.

            The Board of Directors recommends a vote "FOR" Proposal 3

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning the annual, long-term and all other compensation for services rendered in all capacities to the Company, its subsidiaries and predecessors for the years ended December 31, 1998, 1997 and 1996 of (a) the two individuals who served as the Company's Chief Executive Officer during 1998, and (b) each of the four most highly compensated executive officers (other than the chief executive officer) of the Company (the "Named Executive Officers") whose aggregate cash compensation exceeded $100,000 for the fiscal year ended December 31, 1998.

                                                                                   Long-Term Compensation
                                                                                ----------------------------
                                                                                           Awards
                                                                                ----------------------------
                                           Annual Compensation                  Restricted        Securities
                                ------------------------------------------        Stock           Underlying        All Other
                                Year     Salary($)  Bonus($)<F1>  Other($)      Awards(#)         Options(#)     Compensation($)<F2>
                                ----     ---------  ------------  --------      ---------         ----------     -------------------
Alfred S. Dominick, Jr.         1998     109,617        --           --            --                  --                  7,295
   President and Chief
   Executive Officer
   (since 8/98) <F3>

John C. Backus, Jr.             1998     350,000        --           --            --                  --                 16,074
   President and Chief          1997     301,032        --           --            --             1,025,000 <F4>           9,025
   Executive Officer            1996     250,000        --           --            --                  --                  7,180
   (prior to 8/98) <F4>

William F. Gorog                1998     256,001        --           --            --               100,000 <F5>           2,550
   Chairman                     1997     250,000        --           --            --               100,000                2,375
                                1996     250,000        --           --            --                  --                    --

Mark L. Baird                   1998     135,004    25,000           --            --                87,000 <F6>           7,702
   Vice President,              1997     132,308    25,000           --            --                77,000                3,128
   Operations <F6>              1996     114,846    10,000           --            --                22,000                1,280


Joseph P. Payne                 1998     199,405    25,000           --            --               377,500 <F7>           2,500
   President and Chief
   Executive Officer,
   Telecommunications
   Division <F7>

Albert N. Wergley               1998     147,407    25,000           --            --               120,500 <F8>           1,548
   Vice President, General      1997     131,537    25,000           --            --                94,502                2,375
   Counsel and Secretary        1996     121,225    11,500           --            --                16,000                  --

--------------------
         <F1>   Bonus awards are reported for the year earned but may have  been paid in the subsequent year.

         <F2>   For 1998,  includes:  (i) the dollar value of insurance premiums paid by the Company for the benefit of Mr. Backus ($13,449) and Mr. Dominick ($7,295); (ii) the amount of Company matching contributions made on behalf of the named individuals under the Company's 401(K) Plan as follows: Messrs. Backus ($2,625), Gorog ($2,550), Baird ($1,840), Payne ($2,500) and Wergley ($1,548);
                and (iii) automobile allowance for Mr. Baird ($5,862).

                For 1997, includes: (i) the dollar value of insurance premiums paid by the Company for the benefit of Mr. Backus ($6,650); (ii) the amount of Company matching contributions made on behalf of the named individuals under the Company's 401(K) Plan as follows: Messrs. Backus, Gorog, Baird and Wergley ($2,375 each); and (iii) automobile allowance for Mr. Baird ($753).

                For 1996, includes the dollar value of insurance premiums paid by the Company for the benefit of Mr. Backus ($7,180).

         <F3>   Mr. Dominick joined the Company on August 17, 1998 and succeeded
                Mr. Backus as President and Chief Executive Officer.

         <F4>   Mr.  Backus became  Chairman of the  Executive  Committee of the
                Board on August 17, 1998 after Mr. Dominick succeeded him as President and Chief Executive Officer. Mr. Backus resigned from the Board and as Chairman of the Executive Committee effective June 30, 1999. Mr. Backus was granted 600,000 options in August 1997. In December 1997, 425,000 of these options were canceled and 850,000 options previously granted to Mr. Backus were repriced.

         <F5>   The  100,000 options granted  in 1998  consist of a repricing of the 100,000 options previously granted in 1997.

         <F6>   Mr. Baird's employment with the Company ended on March 31, 1999.
                Includes 22,000 options previously granted that were repriced in 1997 which were also included in the 87,000 options that were repriced in 1998.

         <F7>   Mr.  Payne  joined  the  Company  on March 22,  1996,  became an executive officer of the Company in 1998, and his employment with the Company ended on March 31, 1999. Includes 77,500 options previously granted that were repriced in 1998. Information is not provided for any fiscal year prior to Mr. Payne becoming an executive officer of the Company.

         <F8>   Includes  44,502 options  previously  granted that were repriced in 1997 which were also included in the 116,000 options that were repriced in 1998.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth information with respect to stock option grants under the Company's 1996 Incentive Plan or under any stock plan of either US Order or Colonial Data, which were assumed by the Company pursuant to the Merger.

                                                                                      Potential Realizable Value at
                           Number of         % of Total                               Assumed Annual Rates of Stock
                           Securities       Options/SARs                              Price Appreciation for Option
                           Underlying        Granted to    Exercise or                          Term <F2>
                          Options/SARs       Employees      Base Price   Expiration   -----------------------------
Name                     Granted (#)<F1>   in Fiscal Year     ($/Sh)        Date          5% ($)           10% ($)
----                     ---------------   --------------  -----------   ----------      --------         ---------
Alfred S. Dominick, Jr.         --               --               --         --              --                 --

John C. Backus, Jr.             --               --               --         --              --                 --

William F. Gorog           100,000             6.5%            $1.00      5/21/05         40,710            94,872

Mark L. Baird               10,000             .07%            $1.00      7/6/04           3,401             7,716
                             5,000             .03%            $1.00      5/21/05          2,036             4,744
                            50,000             3.3%            $1.00      8/11/05         20,355            47,436
                            22,000             1.4%            $1.00      11/5/06         10,504            25,159


Joseph P. Payne             20,000             1.3%            $1.00      3/22/04          6,802            15,431
                             7,500             .05%            $1.00      10/1/04          2,551             5,787
                            50,000             3.3%            $1.00      8/11/05         20,355            47,436
                           300,000            19.6%            $1.00      6/9/06         143,237           343,077

Albert N. Wergley           50,000             3.3%            $1.00      8/11/05         20,355            47,436
                            50,000             3.3%            $1.00      5/3/03          13,814            30,525
                             6,000             .04%            $1.00      2/13/04          2,041             4,629
                            10,000             .07%            $1.00      10/1/04          3,401             7,716
                             4,500             .03%            $1.03      12/8/06          2,213             5,301

---------------------
         <F1>  Options granted in 1998 for the Named Executive Officers,  except for 300,000 options granted to Mr. Payne and 4,500 options granted to Mr. Wergley, consist of options previously granted that were repriced on June 9, 1998.

         <F2>  The actual value,  if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the stock option is exercised. Potential Realized Value is net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the rules of the SEC and therefore are not intended to forecast future appreciation, if any, of the Company's stock price.

Option Exercises in Last Fiscal Year and Year-End Value Table

         The following table sets forth information regarding the exercise of stock options and the unexercised stock options as of December 31, 1998 granted to the Chief Executive Officer and the Named Executive Officers under the Company's 1996 Incentive Plan or any stock plan of either US Order or Colonial Data, which were assumed by the Company pursuant to the Merger.

                                                                 Number of Securities              Value of Unexercised
                                                                Underlying Unexercised                 In-the-Money
                                                                    Options/SARs                       Options/SARs
                                                                at December 31, 1998(#)         at December 31, 1998($)<F2>
                                                             ------------------------------     ---------------------------
                         Shares Acquired         Value
Name                     on Exercise (#)    Realized($)<F1>  Exercisable      Unexercisable     Exercisable   Unexercisable
----                     ---------------    ---------------  -----------      -------------     -----------   -------------

Alfred S. Dominick, Jr.       - 0 -             - 0 -            - 0 -            - 0 -            - 0 -           - 0 -
John C. Backus, Jr.           - 0 -             - 0 -           625,000          400,000           - 0 -           - 0 -
William F. Gorog             300,000            6,000           150,000           50,000          46,500          15,500
Mark L. Baird                 - 0 -             - 0 -            18,583           68,417           5,761          21,209
Joseph P. Payne               - 0 -             - 0 -            12,055          365,445           3,737         113,288
Albert N. Wergley             - 0 -             - 0 -            36,331           84,169          11,263          25,957

--------------------
<F1> Value  based on last reported sale price of the  Company's common  stock on the exercise date minus the exercise price.

<F2> Value based on last reported  sale price of the  Company's  common stock on
     December 31, 1998 (the last trading day of the year) on the Nasdaq National Market minus the exercise price. The last reported sale price at December 31, 1998 was $1.31 per share.

Ten Year Option/Repricings

                                                                                                      Length of
                                            Number of                                                  Original
                                           Securities   Market Price   Exercise Price                Option Term
                                           Underlying   of Stock at     at Time of                    Remaining
                                             Options      Time of        Repricing        New         at Date of
                                           Repriced or  Repricing or        or          Exercise     Repricing or
                                             Amended     Amendment       Amendment       Price        Amendment
Name                             Date          (#)          ($)             ($)           ($)        (in months)
----                           --------    -----------  ------------   --------------   --------     ------------

John C. Backus, Jr.            12/15/97     850,000       1.625           7.13            1.80            79
    Former President and
    Chief Executive Officer

William F. Gorog               6/9/98       100,000       1.00            6.00            1.00            83
    Chairman of the Board

Mark L. Baird                  6/9/98        50,000       1.00            3.00            1.00            86
    Vice President,            6/9/98        10,000       1.00            4.9375          1.00            73
    Operations                 6/9/98         5,000       1.00            5.125           1.00            83
                               6/9/98        22,000       1.00            6.00            1.00           101
                               5/21/97       22,000       5.125           8.88            6.00           115

Joseph P. Payne                6/9/98        50,000       1.00            3.00            1.00            86
    President and Chief        6/9/98         4,333       1.00           22.00            1.00            69
    Executive Officer,         6/9/98        15,667       1.00            6.00            1.00            69
    Telecommunications         6/9/98         7,500       1.00            6.00            1.00            76
    Division                   5/21/97       15,667       5.125          22.00            6.00            82
                               5/21/97        7,500       5.125          11.44            6.00            89

Albert N. Wergley              6/9/98        50,000       1.00            3.00            1.00            86
    Vice President, General    6/9/98         1,499       1.00           20.25            1.00            68
    Counsel and Secretary      6/9/98        19,999       1.00            9.50            1.00            59
                               6/9/98        30,001       1.00            6.00            1.00            59
                               6/9/98        10,000       1.00            6.00            1.00            76
                               6/9/98         4,501       1.00            6.00            1.00            68
                               5/21/97       30,001       5.125           9.50            6.00            72
                               5/21/97        4,501       5.125          20.25            6.00            82
                               5/21/97       10,000       5.125          11.44            6.00            89

John W. Hillyard               5/21/97       25,000       5.125           8.38            6.00            92
    Former Vice President
    and Chief Financial
    Officer


                        COMPENSATION COMMITTEE REPORT ON

                                OPTION REPRICING

         In June, 1998, the Compensation Committee approved the repricing of certain options granted to employees pursuant to the Company's stock option plans. Because of the decline in the market price of the Common Stock, certain outstanding options (including options that had been initially repriced to $6.00 in May 1997) were exercisable at prices that significantly exceeded the market price of Common Stock, thereby substantially impairing the effectiveness of such options as performance incentives. In view of this decline and consistent with the Company's philosophy of providing equity incentives to motivate and retain qualified employees, the Compensation Committee believed it was important to restore for the Company's employees the performance incentives intended to be provided by options through the repricing of options with exercise prices in excess of the market price at the time of repricing. The Committee was particularly aware of the need to retain and stabilize its employee base during a period of time when the Company was undergoing significant change with the wind down of its telecommunications business and a renewed focus in internet banking. No options issued to non-employee directors of the Company were repriced.

         Pursuant to the terms of the repricing, employees who held options having an exercise price per share greater than $1.00 were offered the opportunity to reprice those options to an exercise price of $1.00 per share. The new exercise price was equal to the closing price of the stock on the date of the repricing. The vesting schedule for all repriced options was amended to provide that the options become exercisable in six months as to all options that had previously been vested at the time of the repricing, with the remaining options to become exercisable in equal annual increments over three years from the date of the repricing.

         The "Ten-Year Option/Repricing" table set forth above is information concerning option repricings with respect to the Named Executive Officers who participated in the repricing, as well as information with respect to options repriced on behalf of executives in 1997.


                        COMPENSATION COMMITTEE REPORT ON

                             EXECUTIVE COMPENSATION

         The Company's Compensation Committee (the "Committee") is comprised of outside directors whose role is to oversee the development and administration of the compensation and benefit programs for the Company's executive officers. The Committee also administers the Company's 1996 Incentive Plan that permits stock option grants to employees and the Company's Incentive Compensation Plan that provides for bonuses to employees in management positions based on the achievement of Company goals. In the case of Mr. Dominick, the Company's President and Chief Executive Officer, and his predecessor, Mr. Backus, and Messrs. Baird, Payne and Wergley, the salary levels are set pursuant to employment agreements entered into between the Company and the executive. The employment agreements, which are described below, will continue to prescribe the base salaries and certain other benefits for these executives until these agreements are terminated or expire.

     The Committee made no awards in 1998 to the Named Executive Officers under the Company's Incentive Compensation Plan. However, in 1997, the Committee also implemented a retention plan for certain key employees, including Messrs. Baird, Payne and Wergley. Pursuant to that plan, each of these three named executives received a $25,000 bonus payment for continued employment through June 30, 1998. Mr. Dominick, Mr. Backus and Mr. Gorog were not participants in the retention plan and no bonuses were paid to them for 1998.

                                            The Compensation Committee
                                            --------------------------
                                            Patrick F. Graham
                                            John J. McDonnell, Jr.


Compensation Committee Interlocks and Insider Participation

         The members of the Company's Compensation Committee are Patrick F. Graham and John J. McDonnell, Jr.

Employment Contracts, Termination of Employment and Change-In-Control
Arrangements

Alfred S. Dominick, Jr.

         The Company has entered into an employment agreement with Alfred S. Dominick, Jr. as of April 5, 1999, providing that Mr. Dominick will serve as President and Chief Executive Officer of the Company until April 5, 2002, unless further extended or sooner terminated as set forth in the agreement. Furthermore, the Company will annually nominate and take such action as may be appropriate or necessary to seek stockholder election of Mr. Dominick to the Company's Board of Directors. Mr. Dominick has agreed to resign from the Board in connection with, and effective upon, termination of his employment with the Company.

         Mr.  Dominick is  entitled  to (i) a base salary of $300,000  per year,
(ii) an annual bonus of up to 25% of his base salary for the period commencing August 17, 1998 through December 31, 1998, and (iii) an annual bonus of up to 75% of his base salary for the period commencing January 1, 1999 through the remaining term of the employment agreement. In addition, Mr. Dominick is entitled to participate in all medical, dental, life, disability, 401(k), employee stock purchase and such other fringe benefit plans or arrangements generally made available by the Company to all salaried employees. As an inducement to his becoming an employee of the Company, Mr. Dominick was granted options to purchase 1,200,000 shares of Common Stock pursuant to the Company's 1998 CEO Incentive Plan. The option shall become exercisable as to 66,667 option shares on August 17, 1999, 66,667 option shares on August 17, 2000, and 66,666 option shares on August 17, 2001; the option as to an additional 500,000 option shares shall become exercisable on August 17, 2005, provided that the option shall become exercisable earlier in increments of 100,000 option shares based on the achievement of designated trading prices of the Common Stock; and the option as to an additional 500,000 option shares shall become exercisable on April 15, 2008; provided that the option shall become exercisable earlier upon the Common Stock trading above $25.00 per share for sixty consecutive trading days during the term of the option. Mr. Dominick has agreed to hold 100,000 shares of Common Stock for the remaining term of his employment agreement. Upon entering into the employment agreement, Mr. Dominick purchased 200,000 shares of Common Stock for an aggregate purchase price of $200.00.

         The Company may terminate the agreement for "Cause" (as defined) or if Mr. Dominick incurs a disability that continues for a period of 180 consecutive days. Mr. Dominick may terminate the agreement upon prior written notice to the Company or for "Good Reason" (as defined). If the Company terminates Mr. Dominick for other than "Cause," or if Mr. Dominick terminates the agreement for "Good Reason," then Mr. Dominick is entitled to: (i) an amount equal to twelve months of his base salary then in effect; (ii) any amounts vested or payable under any deferred salary, bonus compensation or other plan; (iii) an amount equal to the highest incentive bonus paid to him during the three years immediately preceding his termination, prorated through his month of termination; and (iv) a continuation, at the Company's expense, of life, disability, accident and health insurance benefits for twelve months following termination. Notwithstanding the above, if, within one year of a Change of Control (as defined), Mr. Dominick's employment is terminated by the Company for other than Cause or by Mr. Dominick for Good Reason, then Mr. Dominick is entitled to: (i) an amount equal to the greater of the undiscounted amount of twelve months base salary or the undiscounted remainder of his base salary for the unexpired term of the employment agreement; (ii) any amounts vested or payable under any deferred salary, bonus compensation or other plan; (iii) an amount equal to the highest incentive bonus paid to him during the three years immediately preceding his termination, prorated through his month of termination; and (iv) a continuation, at the Company's expense, of life, disability, accident and health insurance benefits for the greater of twelve months from termination or a period equal to the unexpired term of the employment agreement. Mr. Dominick's employment agreement terminates automatically upon his death in which case the Company would have no further obligation to Mr. Dominick or his estate other than the disposition of life insurance, accrued and unpaid base salary, accrued vacation and bonuses and other incentive compensation earned but not paid for periods prior to the date of death.

         The employment agreement also provides that during the term of the agreement and for one year following his termination (other than in the event of termination by InteliData other than for Cause or by Mr. Dominick for Good Reason), Mr. Dominick will not compete, directly or indirectly, with the Company. Furthermore, pursuant to a non-solicitation provision in the employment agreement, Mr. Dominick may not solicit certain current or former employees of the Company during the term of the agreement or for a period of two years thereafter.

John C. Backus, Jr.

         The Company had an employment agreement with John C. Backus, Jr., dated as of August 11, 1997, that provided that Mr. Backus would serve as President and Chief Executive Officer of the Company until December 31, 2000, unless further extended or sooner terminated as set forth in the agreement. Furthermore, the Company agreed that it would annually nominate and take such action as may be appropriate or necessary to seek stockholder election of Mr. Backus to the Company's Board of Directors. Mr. Backus also agreed to resign from the Board in connection with, and effective upon, termination of his employment with the Company. Mr. Backus was entitled to a base salary of $350,000 per year and an annual bonus of up to 75% of his base salary and certain fringe benefits. In addition, Mr. Backus was entitled to participate in retirement benefits and all bonus and incentive compensation plans or arrangements made available by the Company to its officers and directors. On August 17, 1998, Mr. Backus resigned his position as President and Chief Executive Officer of the Company and assumed the position of Chairman of the Executive Committee.

         The Company and John C. Backus, Jr. entered into a severance agreement, dated June 23, 1999 which terminated Mr. Backus' employment and service as Chairman of the Executive Committee and as a Director of the Company. The severance agreement provided for a $450,000 severance payment to Mr. Backus in satisfaction of a retirement benefit and other obligations. The severance agreement also canceled all unvested stock options previously granted to Mr. Backus under the 1996 Incentive Plan, but allowed 125,000 unvested stock options granted to Mr. Backus under the U.S. Order 1991 Stock Option Plan to remain in full force and effect through December 31, 1999 in exchange for Mr. Backus' agreement to provide consulting services to the Company through December 31, 1999. The Company agreed to pay the premiums for Mr. Backus' medical, vision and dental care through December 31, 2000. Pursuant to the severance agreement, the Company will also provide directors' and officers' insurance covering events occurring during Mr. Backus' employment and provision of consulting services, and will indemnify Mr. Backus for indemnifiable obligations arising during such period.

Other Named Executive Officers

         The Company has an employment agreement with Albert N. Wergley (the "Executive"), dated as of December 17, 1997, providing that the Executive will serve as General Counsel of the Company until December 31, 1999, unless further extended or sooner terminated as set forth in the agreement. The Company had substantially similar agreements with Mark L. Baird and Joseph P. Payne prior to their termination of employment with the Company on March 31, 1999.

         The Executive is entitled to a base salary per year and annual bonuses. In addition, he is entitled to participate in all bonus and incentive compensation plans or arrangements made available by the Company to its officers and directors and is entitled to receive such benefits as provided to all salaried employees as well as those established by the Compensation Committee for the Company's executives. The Executive's employment agreement terminates automatically upon the Executive's death in which case the Company would have no further obligation to the Executive or his estate other than the disposition of life insurance and related benefits and accrued and unpaid base salary, bonus, unreimbursed expenses and incentive compensation for periods prior to the date of death (the "Standard Termination Payments"). The Company may terminate the agreement for "cause" (as defined) or if the Executive incurs a disability that continues for a period of 180 consecutive days. The Executive may terminate the agreement for "good reason" (as defined). The Executive may also terminate the agreement in which case the Company would have no further obligation to the
Executive except for the Standard Termination Payments. If the Company terminates the Executive for other than "cause" or upon death or total disability, or if the Executive terminates the agreement because the Company fails to comply with the agreement or following a "Change in Control" whereby the Executive's duties are substantially diminished or the Executive is relocated, then the Executive is entitled to: (i) the Standard Termination Payment; (ii) any bonus earned but not yet paid under any "Stay Put" or any other bonus program; (iii) 100% of his annual base salary; and (iv) any and all options granted shall be vested for twelve months and exercisable for the longer of twelve months after the termination date or period for exercise as provided in the Executive's option agreement. In addition, if the Company terminates the Executive following a "Change of Control" for other than "cause," total disability or upon death, or if the Executive terminates the agreement due to a substantial change in duties or relocation following a "Change in Control," the Executive shall have the following additional rights: (i) the Company shall pay an additional 50% of the Executive's annual base salary, (ii) all granted but unvested options shall become immediately vested and nonforfeitable and remain exercisable for their respective remaining terms, and (iii) the Executive shall have the right to cause the Company to purchase all or a portion of the options at their fair value on the date of termination.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge based solely upon a review of copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ending December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the Company's common stock were complied with.


                                PERFORMANCE GRAPH

         The following graph compares the cumulative total returns from November 8, 1996 (when the Company's Common Stock commenced public trading) through December 31, 1998 for the Company, the Nasdaq Market Index and an index constructed from a peer group of companies in the telephone equipment, electronic commerce, or interactive services businesses. The peer group consists of Checkfree Holdings Corp., CIDCO, Inc., Comdial Corp., Edify Corp., and Security First Network Bank. Smartserv Online, Inc. was included in the table for prior years but has been deleted from this year's calculation since it is no longer listed on the Nasdaq Stock Market. Since the Company discontinued its telecommunications and interactive services business operations in 1998, this peer group will be revised for future years to include only companies that are in the electronic commerce field.

Period Ending                         11/8/96   12/31/96   12/31/97   12/31/98
-------------                         -------   --------   --------   --------
InteliData Technologies Corporation    100.00      75.32      19.16      13.64
Peer Group                             100.00      95.58     129.77     103.56
Nasdaq Market Index                    100.00     105.97     129.63     182.83

                              CERTAIN TRANSACTIONS

         Pursuant to an Agreement dated as of July 31, 1998, the Company sold to CDT Corporation certain of the Company's assets and inventories relating to the Company's discontinued telecommunications repair business. At the time of the Agreement, Mark L. Baird was an executive officer of the Company and was also the president and a director of CDT Corporation. The price paid by CDT Corporation for the assets and inventories was $85,000 in cash. Since the sale of the telecommunications repair business, the Company leased approximately 5,200 square feet of its Connecticut facility to CDT Corporation. The lease is terminable by either party on forty-five days notice. During 1998, the Company received $10,400 in deposits and lease payments relating to this lease.


                                  OTHER MATTERS

         No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

         To permit the meeting of stockholders to be conducted in an orderly manner, the Company's Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive office of the Company, not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of the meeting. The Bylaws also specify certain requirements pertaining to the form and substance of a stockholder's notice.


                            EXPENSES OF SOLICITATION

         The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to solicitation of proxies by mail, the officers, directors, and regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone, facsimile, telex or telegraph. No additional compensation will be received by any officer, director or employee of the Company in connection with any such proxy solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested by the Company to forward proxy soliciting material to beneficial owners of shares held of record by them and, upon request, the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so.


                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the 1999

Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for the 2000 Annual Meeting of Stockholders, stockholder proposals must be received at the Company's headquarters, attention of the Secretary, 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191 no later than April 8, 2000 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.


                                By Order of the Board of Directors,


                                Albert N. Wergley
                                Secretary

                       INTELIDATA TECHNOLOGIES CORPORATION
               Proxy Solicited on Behalf of the Board of Directors
            for the Annual Meeting of Stockholders, September 9, 1999

     The undersigned hereby appoints William F. Gorog and Albert N. Wergley, as proxies, each with the power to appoint his substitute and hereby authorizes such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of InteliData Technologies Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on September 9, 1999 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING STOCKHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

                         (To Be Signed on Reverse Side.)

--------------------------------------------------------------------------------

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                       INTELIDATA TECHNOLOGIES CORPORATION

                                September 9, 1999

1. To elect one (1) Class II director and two (2) Class III directors to the Board of Directors

         ___ FOR all nominees         ___ WITHHOLD authority for all nominee(s)

         Nominees:         Class II
                           --------
                           Norman J. Tice

                           Class III
                           ---------
                           Alfred S. Dominick, Jr.
                           Patrick F. Graham

         (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the person's name below).

         ---------------------------------------------

2. Amendment to the 1996 Incentive Plan reserving an additional 900,000 shares of the Company's Common Stock for issuance thereunder.

         ___ FOR            ___ AGAINST             ___ ABSTAIN

3.       Ratification of Deloitte & Touche LLP as Independent Accountants.

         ___ FOR            ___ AGAINST             ___ ABSTAIN

Signature          Date       SIGNATURE, IF SHARE HELD JOINTLY          Date
         ---------     ------                                 ---------     ----

Instruction:      Please sign exactly as your name appears  hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.